UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 20, 2015

SunEdison, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or other jurisdiction of Incorporation)	1-13828 (Commission File Number)	56-1505767 (I.R.S. Employer Identification Number)

13736 Riverport Dr. Maryland Heights, Missouri (Address of principal executive offices)	63043 (Zip Code)

(314 770-7300 (Registrant's telephone number, including area code)
Not Applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provision (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.
Credit Facility
On January 20, 2015, we entered into Amendment No. 5 to our Credit Agreement dated as of February 28, 2014. Amendment No. 5 amends our Credit Agreement to permit us to incur an up to $400 million loan secured by certain equity interests in TerraForm Power, Inc. and to issue up to $500 million in convertible senior notes due 2022. Details regarding the January 20, 2015 Amendment No. 5 to our Credit Agreement will be filed with our Annual Report on Form 10-K, which is anticipated to be filed in February 2015.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 is incorporated herein by reference into this Item 2.03.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934 the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SUNEDISON, INC.
Date:	January 23, 2015	By:	/s/ Martin H. Truong
Name: Martin H. Truong Title: Senior Vice President, General Counsel and Corporate Secretary